SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) October 31, 2003

F.N.B. CORPORATION (Exact name of registrant as specified in its charter)

Florida	0-8144	25-1255406

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

F.N.B. Center, 2150 Goodlette Road North, Naples, Florida	34102

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (239) 262-7600

(Former name or former address, if changed since last report)

SIGNATURES

Item 5. Other Events

     As previously disclosed, F.N.B. Corporation (“FNB”) plans to spin off its Florida operations to its shareholders through a tax-free distribution to its shareholders of all of the outstanding capital stock of a wholly owned subsidiary of FNB to which FNB will transfer all of its Florida operations prior to the distribution.

     The subsidiary that will be spun off is First National Bankshares of Florida, Inc., a Florida corporation (“FNBF”). Concurrently with the filing of this Form 8-K, FNBF is filing a Form 10 Registration Statement with the SEC. The Form 10 contains additional information regarding the planned spin-off, including risk factors related to the spin-off, certain financing transactions relating to the spin-off and historical and pro forma financial information regarding FNBF.

     The spin-off is subject to a number of conditions, including, among others, receipt of required banking regulatory approvals, final action by FNB to set the record date and distribution date for the spin-off, and effectiveness of the Form 10 Registration Statement.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. CORPORATION

	By:	/s/ Thomas E. Fahey Thomas E. Fahey Chief Financial Officer

Dated: October 31, 2003